EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

                                            State of
Name                                        Incorporation/Organization          D/B/A Name
----                                        --------------------------          ----------
Cape Internet                               Massachusetts                       Cape Internet Acquisition, Inc.

D&E Supernet, Inc.                          Delaware

FGINet, Inc.                                Illinois

The Grid Acquisition, Inc.                  Delaware

Horizon Internet Technologies, Inc.         Kansas

Montana Communications Network, Inc.        Delaware                            Intek Acquisition, Inc

Internet Access Group, Inc                  Florida

Internet Solutions, LLC                     Missouri

Internet Partners of America, LC            Arkansas

JPS.Net Corporation                         California

LightspeedNet, Inc.                         California

Palm.Net USA, Inc.                          Florida

Penncom Internet Company, LLC               Pennsylvania

Radiks Internet Access, Inc.                Delaware                            Radiks Internet Access
                                                                                Acquisition, Inc.

Rapid Data Acquisition, Inc.                Delaware

Rural Connections                           Delaware                            Rural Connections Acquisition,
                                                                                Inc.

Southwind Internet Access, Inc.             Kansas

Sunlink, Inc.                               Pennsylvania


Superhighway, Inc.                          Indiana                             IndyNet

TGF Technologies, Inc.                      Vermont                             Together Networks

United States Internet, Inc.                Tennessee

Uplink Acquisition, Inc.                    Pennsylvania

ZoomNet, Inc.                               Ohio

Teleport Acquisition, Inc.                  Delaware
